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                                 EXHIBIT 21

                       SUBSIDIARIES OF THE REGISTRANT

                             ICO Worldwide, Inc.
                                ICO P&O, Inc.
                              ICO Shearer, Inc.
                              ICO Permian, Inc.
                             ICO Polymers, Inc.
                          ICO Global Services, Inc.
                             ICO Minerals, Inc.
                            ICO Technology, Inc.
                       ICO Holdings Australia Pty Ltd.
                         ICO Oilfield Cayman Islands
                               ICO Europe B.V.
                           ICO Polymers U.K., Ltd.
                      ICO Holdings New Zealand Limited
                               ICO U.K., Ltd.
                         ICO Polymers Cayman Islands
                      ICO Petrochemical Cayman Islands
                                ICO Italy Srl
                             ICO Polymers, B.V.
                             ICO Polymers France
                         ICO Polymers Scandinavia AB
                          Bayshore Industrial, Inc.
                         J.R. Courtenay (N.Z.)  Ltd.
                         Courtenay Polymers Pty Ltd.
                            Fabri-Moulds Limited
                           Nandella Holdings Ltd.
                            Rotec Chemicals Ltd.
                                  SCI Lomic
                             SCI du Port Pendue
                     SCI Azur Immobiliere Beau Cairoise
                                 Soreco S.A.
                          Swavesey Colours Limited
                                 Tec-Ma Srl
                          Tecron Industries Limited
                    The Innovation Company, S.A. de C.V.
                                Verplast SpA
                           Wedco Technology, Inc.
                              Wedco France S.A.
                         Wedco America do Sul Ltda.
                            Wedco Minerais Ltda.
                         Wedco Technology U.K. Ltd.
                               Wedco Italy Srl
                                 Wedco, Inc.
                             Wedco Holland B.V.
                         Wedco Petrochemicals, Inc.
                               Wedco Sweden AB